Exhibit 99.1

PACIFIC GREEN SIGNS BATTERY ENERGY STORAGE SYSTEM STRATEGIC MANUFACTURING FRAMEWORK AGREEMENT WITH SHANGHAI ELECTRIC GOTION NEW ENERGY TECHNOLOGY CO., LTD.

DOVER, DE / ACCESSWIRE / January 14th, 2021 / Pacific Green Technologies, Inc. (the "Company" or "PGTK", (OTCQB:PGTK)) announces the signing of a Battery Energy Storage System Strategic Manufacturing Framework Agreement (the “Framework Agreement”) with Shanghai Electric Gotion New Energy Technology Co., Ltd. (“SEG”).

Under the terms of the Framework Agreement, the parties will work together towards the development of various lithium-ion Battery Energy Storage System (BESS) projects around the world. PGTK, through its wholly owned subsidiary, Pacific Green Energy Storage Technologies, Inc., will manage each project’s overall execution, including system design, integration and commercial optimization, while SEG will produce the battery technology as the equipment manufacturer.

Scott Poulter, PGTK's Chief Executive, commented: "The BESS sector around the world is developing at an exponential rate and with the signing of this Framework Agreement, we have now combined PGTK’s existing capabilities following the acquisition of UK BESS technology company Innoergy Limited with SEG’s capacity, technology and expertise, to ensure we can meet the demand in this rapidly expanding sector.”

James Gratton, Pacific Green Energy Storage Technologies, Inc.’s Technical Director, noted: “SEG has established itself as one of the largest and most reputable BESS technology integrators in the world, and with multiple certified production centers, we are confident that they have the capacity necessary to meet the needs of our project pipeline.”

Gareth Dauley, Vice President of Pacific Green Energy Storage Technologies, Inc., commented: “Lithium-ion batteries, which we have identified as best suited for our projects due to their high-energy density, safety track-record and long service-life, are the cornerstone of state-of-the-art BESS developments . This Framework Agreement will combine our existing experience and industry-knowledge with SEG’s long track-record of lithium-ion battery production to ensure commercially optimized and technologically bankable projects.”

SEG, which is a joint-venture between Shanghai Electric Group Co., Ltd. (“Shanghai Electric”) and Guoxuan High-tech Co., Ltd., operates among the largest and most advanced production and supply-chain management centers in the world. Shanghai Electric (SHA: 601727), which has 70,000 employees and over US$20b in operating revenue, provides a strong industrial backing and decades of experience in power equipment manufacturing and integration.

About Pacific Green Technologies, Inc.

Pacific Green Technologies, Inc. is focused on addressing the world's need for cleaner and more sustainable energy. The Company offers BESS and Concentrated Solar Power (CSP) energy solutions to complement its marine environmental technologies and emissions control divisions.

For more information, visit PGTK's website:
www.pacificgreentechnologies.com

About Shanghai Electric Gotion New Energy Technology Co., Ltd.

Shanghai Electric Gotion New Energy Technology Co., Ltd. is a joint-venture between Shanghai Electric Group Co., Ltd. and Guoxuan High-tech Co., Ltd. With multiple production facilities and a long-established history in technology manufacturing and supply-chain management, SEG is well positioned to provide lithium-ion BESS technology around the world.

Notice Regarding Forward-Looking Statements:

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the ongoing effects of the pandemic on delays and orders regarding PGTK’s technologies, potential business developments around the world and future interest in our green technologies.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, general economic and political conditions, the continuation of the Framework Agreement with SEG, and the ongoing impact of the pandemic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Scott Poulter, Chairman & CEO
Pacific Green Technologies
T: +1 (302) 601-4659

SOURCE: Pacific Green Technologies, Inc.